Consent  of  Independent  Certified  Public  Accountants (A)

We consent to the references to our firm in the Post Effective Amendment No. 14 to the Registration Statement on Form N-1A of Amana Mutual Funds Trust and to the use of our report dated June 13, 1997 on the financial statements and financial highlights of Amana Income Fund and Amana Growth Fund, each a series of shares of Amana Mutual Funds Trust. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders which are incorporated by reference in the Registrations Statement and Prospectus.

Tait,  Weller  &  Baker

/s/  Tait,  Weller  &  Baker
Philadelphia,  Pennsylvania
August  18,  1997
Consent of Independent Certified Public Accountants (B)
We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A (the Registrations Statement) of our report dated June 20,1996 with respect to the statement of changes in net assets for the year ended May 31, 1996 and the financial highlights for each of the four years in the period then ended for the Amana Income Fund and with respect to the statement of changes in net assets for
the year ended May 31, 1996   and the financial highlights for each of the two
years in the period then ended and the period February 3, 1994 to May 31, 1994 for the Amana Growth Fund. Such financial statements and financial highlights were referred to in the Report of Independent Certified Public Accountants dated June 13, 1997 appearing in the May 31, 1997 Annual Report to Shareowners of Amana Mutual Funds Trust, which is also incorporated by reference into the Registration Statement.

Price, Waterhouse LLP
/S/ Price, Waterhouse LLP
Seattle, Washington
August 18, 1997